Exhibit 26 (g) i. a. 3.

AMENDMENT to the

AUTOMATIC AND FACULTATIVE YEARLY RENEWABLE TERM (YRT) AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

(hereinafter the “Reinsurer”)

Coverage: SL10/SL11/SL11B/SL15/SL16 (COLI/BOLI non-experience rated business only)

Original Treaty Effective Date: March 1, 2008

For new policies issued on or after July 26, 2010, the Amendment effective date, the Ceding Company and the Reinsurer agree to replace Schedule F – Underwriting Guidelines of the above-referenced Agreement in its entirety with the attached Schedule F – Underwriting Guidelines which reflects underwriting changes.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged. IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	6/29/11
Peter G. Ferris
Second Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	6/29/11
Peter G. Ferris
Second Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G. Ferris	Date:	6/29/11
Peter G. Ferris
Second Vice President & Actuary

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COLI BOLI UW Guidelines Eff 7/26/10

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Jay Biehl	Date:	6/27/11
Print name:	Jay Biehl
Title:	SVP

HANNOVER LIFE REASSURANCE COMPANY OF AMERICA

By:	/s/ Joan M. Paulter	Date:	6/27/11
Print name:	Joan Paulter

Title:	VP
[page break]

SCHEDULE F: UNDERWRITING GUIDELINES

Executive Benefits (EB)

Strategic Life COLI / BOLI Case Underwriting Procedures

Prepared: August 4, 2003

Last Updated: July 26, 2010

Contents: